EXHIBIT 99.3

                               OPTIMAL ROBOTICS(R)

                                CLASS "A" SHARES

                                      PROXY

                       SOLICITED BY THE MANAGEMENT FOR THE
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 20, 2002

      The undersigned holder of Class "A" shares of Optimal Robotics Corp. (the "Corporation") hereby appoints NEIL S. WECHSLER, or failing him HOLDEN L. OSTRIN, or failing him HENRY M. KARP, or instead and to the exclusion of them ________________________ (*See notes 1, 2 and 3 below) as proxy for the undersigned, to attend and vote for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation (the "Meeting") to be held on June 20, 2002 and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the Meeting or any adjournments thereof, and without limiting the general authorization and powers given pursuant to the proxy, the person named as proxy is specifically directed to vote as follows:

1. |_| FOR or |_| TO WITHHOLD FROM VOTING FOR: the election as directors of the management nominees referred to in the Management Proxy Circular which accompanies the notice of the Meeting.

2. |_| FOR or |_| TO WITHHOLD FROM VOTING FOR: the appointment of KPMG LLP as auditors of the Corporation and the authorization of the directors to fix their remuneration.

3. |_| FOR or |_| AGAINST: the confirmation of the amendment to Section 4.06 of By-Law No. 1A of the Corporation, as summarized in the Management Proxy Circular which accompanies the notice of the Meeting.

4. |_| FOR or |_| AGAINST: the confirmation of the amendments to Sections 4.02, 4.07 and 5.01 of By-Law No. 1A of the Corporation, as summarized in the Management Proxy Circular which accompanies the notice of the Meeting.

5. |_| FOR or |_| AGAINST: the approval of the amendment to the stock option plan of the Corporation, as summarized in the Management Proxy Circular which accompanies the notice of the Meeting.

      DATED this ______ day of _____________ 2002.
                   (*See note 4 below)

                                                   -----------------------------
                                                   Signature of Shareholder
                                                   (*See note 5 below)


                                                   -----------------------------
                                                   Print Name

NOTES:

1. The shares represented by this proxy will be voted or withheld from voting in accordance with the foregoing instructions, on any ballot that may be called for. Where a shareholder fails to specify a choice with respect to a matter referred to in this proxy and a management nominee (being one of the persons specified in this proxy) is appointed as a proxyholder, the shares represented by such proxy will be voted for such matter.

2. This proxy confers authority for the above-named to vote in their discretion with respect to amendments or variations to the matters identified in the notice of the Meeting accompanying this proxy or other matters which may properly come before the Meeting or any adjournment thereof.

3. Each shareholder has the right to appoint a person to represent such shareholder at the Meeting other than the person specified above. Such right may be exercised by inserting in the blank space provided, the name of the person to be appointed, who need not be a shareholder of the Corporation, or by completing another appropriate form of proxy.

4. If not dated, this proxy is deemed to bear the date when it was mailed by management of the Corporation.

5. Please sign exactly as your name appears on the share registry. If the shareholder is a corporation, the proxy should be executed by duly authorized officials


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